UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PETER KIEWIT SONS’, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-1842817
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Kiewit Plaza, Omaha Nebraska	68131
(Address of principal executive offices)	(Zip Code)

PETER KIEWIT SONS’, INC.
EMPLOYEE OWNERSHIP PLAN
(Full title of the Plan)

Michael F. Norton, Esq.
Peter Kiewit Sons’, Inc.
Kiewit Plaza
Omaha, Nebraska 68131
(402) 342-2052
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	175,000	$56.45	$9,878,750	$303.28

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant hereby incorporates by reference the contents of the Registration Statement on Form S-8 filed on May 30, 2007 (SEC File Number 333-143375).  The purpose of this Form S-8 is to register an additional 175,000 shares of the Registrant’s $0.01 par value common stock.  There are no other changes to the previous Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on June 11, 2007.

PETER KIEWIT SONS’, INC.

By: /s/ Tobin A. Schropp
Name: Tobin A. Schropp
Title: Senior Vice President

POWER OF ATTORNEY

The undersigned officers and directors of Peter Kiewit Sons’, Inc. hereby constitute and appoint Tobin A. Schropp attorney-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Bruce E. Grewcock	President, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2007
Bruce E. Grewcock
/s/ Michael J. Piechoski	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 11, 2007
Michael J. Piechoski
/s/ Michael J. Whetstine	Controller (Principal Accounting Officer)	June 11, 2007
Michael J. Whetstine
	Director	June 11, 2007
Mogens C. Bay

/s/ Scott L. Cassels	Director	June 11, 2007
Scott L. Cassels

/s/ Richard W. Colf	Director	June 11, 2007
Richard W. Colf

/s/ Richard Geary	Director	June 11, 2007
Richard Geary

	Director	June 11, 2007
Steven Hansen

	Director	June 11, 2007
Allan K. Kirkwood

/s/ Michael R. McCarthy	Director	June 11, 2007
Michael R. McCarthy

/s/ Christopher J. Murphy	Director	June 11, 2007
Christopher J. Murphy

/s/ Douglas E. Patterson	Director	June 11, 2007
Douglas E. Patterson

	Director	June 11, 2007
R. Michael Phelps

/s/ Kirk R. Samuelson	Director	June 11, 2007
Kirk R. Samuelson

/s/ Walter Scott, Jr.	Director	June 11, 2007
Walter Scott, Jr.

/s/ Thomas S. Shelby	Director	June 11, 2007
Thomas S. Shelby

/s/ Kenneth E. Stinson	Director	June 11, 2007
Kenneth E. Stinson

PETER KIEWIT SONS’, INC.

INDEX TO EXHIBITS

Exhibit
No. Description of Exhibit

5 Opinion of Michael F. Norton, Esq., with respect to legality of securities being registered.

15 Letter regarding unaudited interim financial information.

23.1 Consent of KPMG LLP.

23.2 Consent of Counsel (included in Exhibit 5).

24 Power of Attorney (included on signature pages).